Exhibit 10.1

POST PROPERTIES, INC.

2015 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS

§ 1.	Purpose		4
§ 2.	Definitions		4
	2.1	Account	4
	2.2	Beneficiary	4
	2.3	Board	4
	2.4	Closing Price	4
	2.5	Committee	5
	2.6	Election Form	5
	2.7	Election Period	5
	2.8	Eligible Director	5
	2.9	Eligible Employee	5
	2.10	Minimum Cash Payment Schedule	6
	2.11	Participant	6
	2.12	Participating Employer	6
	2.13	Plan	6
	2.14	Plan Administrator	6
	2.15	Post	6
	2.16	Post Apartment Homes	7
	2.17	Purchase Period	7
	2.18	Purchase Price	7
	2.19	Rule 16b-3	7
	2.20	Stock	7
§ 3.	Shares Reserved Under The Plan		7
§ 4.	Effective Date and Life of Plan		8
§ 5.	Administration		8
§ 6.	Participation		8
	6.1	Requirements	8
	6.2	Continuing Election	9
	6.3	Termination	9
§ 7.	Contribution Elections		9
	7.1	Initial Contribution Elections	9
	7.2	Amending and Revoking Elections	10
	7.3	Withdrawals	11
	7.4	§ 401(k) Hardship Withdrawals	11
	7.5	Account Credits and General Assets	11
	7.6	Automatic Refunds	12
§ 8.	Purchase of Stock		12
	8.1	General Rule	12
	8.2	Insufficient Number of Shares of Stock.	13
§ 9.	Delivery		13
§ 10.	Designation of Beneficiary		14
§ 11.	Transferability		14
§ 12.	Adjustment		14
§ 13.	Securities Registration		15

§ 14.	Compliance with Rule 16b-3	15
§ 15.	Amendment or Termination	15
§ 16.	Notices	16
§ 17.	Employment	16
§ 18.	Employment Transfers	17
§ 19.	Shareholder Approval	17
§ 20.	Withholding.	17
§ 21.	Headings, References and Construction	17

§ 1.	Purpose

The primary purpose of this Plan is to encourage Stock ownership by each Eligible Director and each Eligible Employee in the belief that such ownership will increase his or her interest in the success of Post.

§ 2.	Definitions

2.1 The term Account shall mean the separate bookkeeping account which shall be established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the contributions made on his or her behalf to purchase Stock under this Plan.

2.2 The term Beneficiary shall mean the person designated as such in accordance with § 10.

2.3 The term Board shall mean the Board of Directors of Post.

2.4 The term Closing Price (a) for the first day of any Purchase Period shall mean the closing price for a share of Stock as reported for such day in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, in any trade publication selected by the Plan Administrator or, if no such closing price is so reported for such day, the first closing price which is so reported after such day or, if no such closing price is so reported during the two week period which begins on the first day of such Purchase Period, the fair market value of a share of Stock as determined as of the first day of such Purchase Period by the Plan Administrator and (b) for the last day of a Purchase Period shall mean the closing price for a share of Stock as reported for such day in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, in any trade publication selected by the Plan Administrator or, if no such closing price is so reported for such day, the last such closing price which is so reported before such day or, if no such closing price is so reported during the two week period which ends on the last day of such Purchase Period, the fair market value of a share of Stock as determined as of the last day of such Purchase Period by the Plan Administrator.

2.5 The term Committee shall mean the Executive Compensation and Management Development Committee of the Board or the successor to such committee.

2.6 The term Election Form shall mean the form which an Eligible Director or Eligible Employee shall be required to properly complete in writing and timely file in order to make any of the elections available to an Eligible Director or Eligible Employee under this Plan.

2.7 The term Election Period shall mean a period which (a) shall be set by the Plan Administrator, (b) shall come before a related Purchase Period and (c) shall continue for no more than two calendar months.

2.8 The term Eligible Director shall mean a person (other than an officer or employee of Post or a Participating Employer) who has been a member of the Board for at least one full calendar month.

2.9 The term Eligible Employee shall mean each officer and each employee of Post or a Participating Employer, other than an officer or employee who owns at the beginning of a Purchase Period stock possessing 5% or more of the total combined voting power or value of all classes of stock of Post based on the ownership rules set forth in §§ 423(b)(3) and 424 of the Internal Revenue Code of 1986, as amended,

(a) who is shown on the payroll records of Post or a Participating Employer as an employee regularly scheduled to work at least twenty (20) hours per week, and

(b) who has completed at least one full calendar month of employment with Post or a Participating Employer.

An employee who otherwise satisfies the definition of Eligible Employee shall continue to be considered an Eligible Employee during any period for which the employee is absent from work on an approved leave of absence or short-term disability (as determined by the Plan Administrator).

2.10 The term Minimum Cash Payment Schedule shall mean the schedule (a) which the Plan Administrator shall set for each Purchase Period for the payment of contributions which a Participant elects to make in cash for such period, (b) which shall be set forth in the Election Form for such Purchase Period and (c) which shall call for cash contributions to be made in equal (plus or minus one dollar) quarterly installments (or to the extent a Purchase Period extends for one quarter or less, in one installment) over the Purchase Period.

2.11 The term Participant shall mean (a) for each Purchase Period an Eligible Director or Eligible Employee who has elected to purchase Stock in accordance with § 6 in such Purchase Period and (b) for any period any person for whom Stock is held pending delivery under § 9.

2.12 The term Participating Employer shall mean Post, Post Apartment Homes and any organization owned in whole or in part, directly or indirectly, by Post or Post Apartment Homes which is designated as such by the Plan Administrator.

2.13 The term Plan shall mean this Post Properties, Inc. 2015 Non-Qualified Employee Stock Purchase Plan, as amended from time to time.

2.14 The term Plan Administrator shall mean Post or Post’s delegate (including, but not limited to, Post Apartment Homes and any third-party administrator selected by Post).

2.15 The term Post shall mean Post Properties, Inc., a corporation incorporated under the laws of the State of Georgia, and any successor to Post.

2.16 The term Post Apartment Homes shall mean Post Apartment Homes, L.P., a Georgia limited partnership, and any successor to such partnership.

2.17 The term Purchase Period shall mean a period set by the Plan Administrator before the beginning of the related Election Period which shall begin on a date which follows the end of such Election Period, which shall run for no more than one calendar year, and which shall begin and end in the same calendar year.

2.18 The term Purchase Price for each Purchase Period shall mean a price which is equal to the lesser of a percentage of the Closing Price for a share of Stock on the first day of such period or a percentage of the Closing Price on the last day of such period, and each such percentage shall be the greater of (a) the percentage set by the Committee before the beginning of the related Election Period or (b) 85%.

2.19 The term Rule 16b-3 shall mean Rule 16b-3 to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

2.20 The term Stock shall mean the $.01 par value common stock of Post.

§ 3.	Shares Reserved Under The Plan

There shall be (subject to § 12) a total of 250,000 shares of Stock reserved for issuance under this Plan. All such shares of Stock shall be reserved to the extent that Post deems appropriate from authorized but unissued shares of Stock or from shares of Stock which have been reacquired by Post. The proceeds which Post receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of Post.

§ 4.	Effective Date and Life of Plan

This Plan shall be effective January 1, 2015, subject to shareholder approval in accordance with Section 19 hereof. No Election Periods or Purchase Periods under this Plan shall start on or after the tenth (10th) anniversary of the effective date of this Plan, and this Plan otherwise thereafter shall continue in effect only until all shares of Stock purchased under this Plan have been delivered pursuant to the terms of this Plan.

§ 5.	Administration

Except for the exercise of the power expressly granted to the Committee to set the Purchase Price, the Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret this Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Director, each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Director, Eligible Employee or Participant under this Plan.

§ 6.	Participation

6.1 Requirements. Each person who is an Eligible Director or an Eligible Employee on the last day of an Election Period shall be (subject to § 6.3) a Participant in this Plan for the related Purchase Period if

(a) he or she properly completes and files an Election Form with the Plan Administrator on or before such date to elect to participate in this Plan, and

(b) his or her service as an Eligible Director or employment as an Eligible Employee continues uninterrupted throughout the related Purchase Period.

An Election Form may require an Eligible Employee to provide such information and to agree to take such action (in addition to the action required under § 7) as the Plan Administrator deems necessary or appropriate in light of the purpose of this Plan or for the orderly administration of this Plan.

6.2 Continuing Election. An election made on an Election Form shall continue in effect until amended or revoked under § 7.

6.3 Termination. A Participant’s status as such shall terminate for a Purchase Period (for which he or she has an effective election under an Election Form) at such time as his or her Account is withdrawn under § 7 or his or her employment as an Eligible Employee or service as an Eligible Director terminates.

§ 7.	Contribution Elections

7.1 Initial Contribution Elections. Each Participant’s Election Form under § 6 shall specify the contributions which he or she proposes to make for the related Purchase Period. Such contributions shall be expressed (i) as a specific dollar amount which the Participant proposes to contribute in cash, or (ii) as a specific dollar amount which the Participant authorizes the Participating Employer to withhold from such Participant’s compensation for each pay period during the Purchase Period (determined in accordance with such Participating Employer’s standard payroll policies and practices) (or in the case of an Eligible Director, from director fees paid to such Eligible Director and/or dividends paid on restricted shares of Post Stock held by such Eligible Director) or (iii) as a combination of such cash and such payroll deduction contributions, provided

(a) the Plan Administrator in its discretion shall establish the minimum payroll deduction for a Participant for each pay period for purchases under this Plan,

(b) the Plan Administrator in its discretion shall establish the minimum cash contribution that a Participant may make under this Plan, and

(c) the maximum contribution which a Participant can make for purchases under this Plan for any calendar year shall be $100,000, and $25,000 during each calendar quarter during any Purchase Period.

Any contributions which a Participant elects to make in cash shall be made in accordance with the Minimum Cash Payment Schedule set forth in the related Election Form.

7.2 Amending and Revoking Elections. An Election Form may be amended or revoked during any Election Period and such amendment or revocation shall be effective for the related Purchase Period if timely filed under § 6.1. In addition, a Participant shall have the right to amend or revoke his or her Election Form after the end of an Election Period to reduce or to stop his or her contributions, and such election shall be effective immediately for cash contributions and as soon as practicable after the Plan Administrator actually receives such amended Election Form for payroll deductions. Moreover, a Participant who fails to make a cash contribution in accordance with the Minimum Cash Payment Schedule in his or her Election Form automatically shall be treated as if he or she had elected to revoke his or her contribution election for the remainder of the Purchase Period and to continue his or her participation in this Plan for that Purchase Period for the contributions credited to his or her Account as of that time (subject to the automatic refund provision in § 7.6 that applies if at the end of a Purchase Period the balance credited to the Account of a Participant does not equal or exceed a minimum dollar amount set by the Plan Administrator in its discretion) unless the Participant elects to withdraw those contributions in accordance with § 7.3.

7.3 Withdrawals. A Participant shall have the right at any time on or before the last day of a Purchase Period to withdraw (without interest) all or any part of the contributions credited to his or her Account for such Purchase Period by delivering an amended Election Form to the Plan Administrator on or before the last day of such Purchase Period. A withdrawal shall be deducted from the Participant’s Account as of the date the Plan Administrator receives such amended Election Form, and the actual withdrawal shall be effected by the Plan Administrator as soon as practicable after such date (but in no event later than first day of the second month following the end of the Purchase Period). If a Participant elects to withdraw all of his or her Account under this § 7.3, his or her status as a Participant shall terminate as of the date the Plan Administrator receives such election.

7.4 § 401(k) Hardship Withdrawals. If an Eligible Employee makes a hardship withdrawal from an employee benefit plan maintained by Post, Post Apartment Homes or any other Participating Employer and the Plan Administrator determines that such withdrawal requires a suspension of contributions under this Plan in order for such other plan to continue to satisfy the requirements of § 401(k) of the Internal Revenue Code of 1986, as amended, the Plan Administrator shall have the right unilaterally to suspend such contributions.

7.5 Account Credits and General Assets. All payroll deductions made for a Participant shall be credited to his or her Account as of the end of the pay period for which the deduction is made. All contributions made by a Participant under this Plan, whether in cash or through payroll deductions, shall be held by Post or by such Participant’s Participating Employer, as agent for Post. All such contributions shall be held as part of the general assets of Post and shall not be held in trust or otherwise segregated from Post’s general assets. No interest shall be paid or accrued on any such contributions. Each Participant’s right to the contributions credited to his or her Account shall be that of a general and unsecured creditor of Post.

7.6 Automatic Refunds. The balance credited to the Account of an Eligible Director automatically shall be refunded in full (without interest) if his or her status as a member of the Board terminates for any reason whatsoever during a Purchase Period, and the balance credited to the Account of an Eligible Employee automatically shall be refunded in full (without interest) if his or her status as an Eligible Employee terminates for any reason whatsoever during a Purchase Period (including, but not limited to, as a result of the employee’s failure to satisfy the eligibility requirements under this Plan during a Purchase Period). Such refunds shall be made as soon as practicable after the Plan Administrator has actual notice of any such termination, but not later than the first day of the second month following the end of the applicable Purchase Period. A person’s status as a Participant under this Plan shall terminate at the same time as his or her status as an Eligible Director or Eligible Employee terminates. In addition, if at the end of a Purchase Period the balance credited to the Account of a Participant does not equal or exceed a minimum dollar amount set by the Plan Administrator in its discretion, then such balance automatically shall be refunded in full (without interest) to the Participant on or before the first day of the second month following the end of a Purchase Period.

§ 8.	Purchase of Stock

8.1 General Rule. If a Participant is an Eligible Director or an Eligible Employee through the end of a Purchase Period, the balance which remains credited to his or her Account at the end of such Purchase Period automatically shall be applied in full to purchase whole shares of Stock (rounding down to the nearest whole share) at the Purchase Price for such Stock for such Purchase Period (subject to any adjustments necessary to satisfy a tax withholding obligation pursuant to § 20). Any balance remaining in the Participant’s Account after the purchase shall be delivered in cash to the Participant in accordance with § 9.

8.2 Insufficient Number of Shares of Stock. If the number of shares of Stock reserved for issuance under this Plan is insufficient to cover the number of whole shares which Participants’ contributions would purchase for a Purchase Period, then the number of whole shares of Stock which each Participant shall purchase at the end of such Purchase Period shall be reduced to the number of whole shares of Stock which the Plan Administrator shall determine by multiplying the number of remaining shares of Stock reserved under this Plan by a fraction, the numerator of which shall be the number of whole shares of Stock which such Participant would have purchased at the end of such Purchase Period (if there had been sufficient shares) and the denominator of which shall be the total number of whole shares of Stock which all Participants would have purchased at the end of such Purchase Period (if there had been sufficient shares).

§ 9.	Delivery

On or before the first day of the second month following the end of a Purchase Period, the shares of Stock purchased for that Purchase Period shall be credited to a brokerage account (at a brokerage firm selected by the Plan Administrator in its discretion) maintained for the benefit of the Participant. No fractional share of Stock shall be credited to a brokerage account maintained for the benefit of a Participant under this Plan. Any balance remaining in the Participant’s Account after the purchase of shares under this Plan shall be delivered in cash to the Participant at the time the shares are credited to the brokerage account; provided that the delivery of such cash shall always be completed on or before the first day of the second month following the end of the Purchase Period in which the purchase occurred. No Participant (or any person who makes a claim for, on behalf of, or in place of a Participant) shall have any interest in any shares of Stock under this Plan until such shares have been credited to the brokerage account maintained for the benefit of such person.

§ 10.	Designation of Beneficiary

A Participant may designate on his or her Election Form a Beneficiary (1) who shall receive the balance credited to his or her Account if the Participant dies before the end of a Purchase Period and (2) who shall receive the Stock, if any, purchased for the Participant under this Plan if the Participant dies after the end of a Purchase Period but before such Stock has been credited to a brokerage account maintained for the Participant. Such designation may be revised in writing at any time by the Participant by filing an amended Election Form, and his or her revised designation shall be effective at such time as the Plan Administrator receives such amended Election Form. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant or, if after checking his or her last known mailing address, the whereabouts of the person so designated are unknown, then the Participant’s estate shall be treated as his designated Beneficiary under this § 10. A Participant’s Beneficiary designation under this Plan shall be separate from any beneficiary designations made by the Participant under any other plans or programs maintained by Post or a Participating Employer.

§ 11.	Transferability

Neither the balance credited to a Participant’s Account nor any rights to receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during his or her lifetime, and any attempt to do so shall be without effect.

§ 12.	Adjustment

The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the Purchase Price for such shares or Stock shall be adjusted by the Plan Administrator in an equitable manner to reflect any change in the capitalization of Post, including, but not limited to, such changes as stock dividends or stock splits.

§ 13.	Securities Registration

Post reserves the right to require a Participant, as a condition to the receipt of shares of Stock under this Plan, to agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Post, to deliver to Post a written statement satisfactory to Post to that effect. Furthermore, if so requested by Post, the Participant shall make a written representation to Post that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the Securities Act of 1933 and any applicable state securities law or the Participant shall have furnished to Post an opinion in form and substance satisfactory to Post of legal counsel satisfactory to Post that such registration is not required. Certificates representing the Stock transferred under this Plan may at the discretion of Post bear a legend to the effect that such Stock has not been registered under the Securities Act of 1933 or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the Securities Act of 1933 and any applicable state securities law or an opinion in form and substance satisfactory to Post of legal counsel satisfactory to Post that such registration is not required.

§ 14.	Compliance with Rule 16b-3

The Plan Administrator shall have the right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Participant as the Plan Administrator deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the Securities Exchange Act of 1934 might be applicable to such grant or transfer.

§ 15.	Amendment or Termination

Post shall have the right at any time and from time to time to amend this Plan, and any amendment to this Plan shall be in writing and shall be signed by the Chairman or President of Post or their delegate; provided, no amendment shall affect the rights or powers or duties of the Committee absent the approval of the Board, and any amendment shall be subject to the approval of Post’s shareholders to the extent such approval is required under applicable law. Furthermore, no amendment shall be retroactive unless Post in its discretion determines that such amendment is in the best interest of Post or such amendment is required by applicable law to be retroactive. Post may also terminate this Plan and any Purchase Period at any time (together with any related contribution elections) or may terminate any Purchase Period (together with any related contribution elections) at any time; provided, however, no such termination shall be retroactive unless Post in its discretion determines that such termination is in the best interest of Post or unless Post determines that applicable law requires a retroactive termination of this Plan. Any termination decision shall be evidenced in writing and shall be signed by the Chairman or President of Post or their delegate.

§ 16.	Notices

All Election Forms and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of any such Election Form and communications.

§ 17.	Employment

The right to elect to participate in this Plan shall not constitute an offer of employment or membership on the Board, and no election to participate in this Plan shall constitute an employment agreement for an Eligible Employee or an agreement with respect to Board membership for an Eligible Director. Any such right or election shall have no bearing whatsoever on the employment relationship between an Eligible Employee and any other person or on an Eligible Director’s status as a member of the Board. Finally, no Eligible Director or Eligible Employee shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to employment or continued employment, and no Eligible Director shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to continued membership on the Board.

§ 18.	Employment Transfers

No Eligible Employee’s employment shall be treated as terminated under this Plan as a result of a transfer between, or among, Post, Post Apartment Homes or any other Participating Employer.

§ 19.	Shareholder Approval

If Post’s shareholders fail to approve this Plan by June 30, 2014, this Plan will not become effective.

§ 20.	Withholding

Participation in this Plan is subject to the condition that the Participant consents to whatever action the Plan Administrator directs to satisfy the federal and state withholding requirements, if any, which the Plan Administrator in its discretion deems applicable to the purchase of Stock under this Plan.

§ 21.	Headings, References and Construction

The headings to sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections in this Plan shall be to sections of this Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Georgia.

POST PROPERTIES, INC.

By:
Title:

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